            CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-97544) of Microfield Graphics, Inc. of our report dated January 17, 1998, except for Note 11, which is as of March 16, 1998 appearing on page F-1 of this Form 10-KSB.

PRICE WATERHOUSE LLP

Portland, Oregon
March 16, 1998